EXHIBIT 3.1.1    Articles of Incorporation dated October 30, 1998

                           Mail to: Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                 (303) 894-2251
                               Fax: (303) 894-2242


                            ARTICLES OF INCORPORATION

Name:             Apex Pharmaceuticals Inc.

Principal Street Address: 500 Hidden Trail, Toronto, Ontario, Canada, M2E 3R8

Cumulative voting shares of stock is authorized. Yes ___ No__X__ (If "yes", state provisions on separate sheet of paper.)

If duration is less than perpetual enter number of years ____________

There are provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation. Yes ___ No _X_ ----

STOCK INFORMATION:

Stock Class:  Common        Authorized Shares:  100,000,000   Par Value:  None

Stock Class:  Preferred     Authorized Shares:   10,000,000   Par Value: $10.00

The name of the initial registered agent and the address of the registered office is:

Last Name:  Cherner, Esq.  First and Middle Name:    Philip A.

Street Address:   1120 Lincoln Street, Suite 804, Denver, CO  80203

Signature of Registered Agent:  /s/

If this article is to have a delayed effective date, please list when commencement of business is to begin _____________________.

INCORPORATORS:

Amanda P. Conway:          1220 N. Market St., Ste. 606, Wilmington, DE  19801

Janet M. Caruccio:         1220 N. Market St., Ste. 606, Wilmington, DE  19801

If the incorporator(s) is a natural person(s), then they must be 18 years or more. The undersigned, acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation. The corporation is organized for any lawful purpose. A more specific purpose may be stated on a separate sheet of paper.

Signature: /s/ Amanda P. Conway     Signature:  /s/ Janet M. Caruccio